UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 2, 2005
TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)
California

(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631

(Commission File Number)	(IRS Employer Identification No.)

14731 Califa Street, Van Nuys, California	91411

(Address of Principal Executive Offices)	(Zip Code)
(818) 787-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Form 8-K/A is being filed to attach a corrected press release. The press release attached as exhibit 99.1 to Registrant’s Form 8-K filed on December 2, 2005 inadvertently and incorrectly referred to a record date of January 10, 2005 instead of the correct record date, January 10, 2006. A corrected press release was released on December 2, 2005 and is attached hereto as exhibit 99.1. The corrected information is set forth below.

Item 8.01.	Other Events
On December 2, 2005, the Board of Directors of Registrant declared a cash dividend of fifty cents ($0.50 (US)) per share on the Common Stock of Registrant. The dividend will be paid on January 25, 2006 to shareholders of record on January 10, 2006. If all shares of Common Stock that may be acquired upon exercise of outstanding stock options are in fact acquired prior to the record date for the cash dividend, it is anticipated that the aggregate amount of the cash dividend will be approximately $1,600,000.
A press release relating to the declaration of the cash dividend was released on December 2, 2005, a copy of which is attached hereto as Exhibit 99.1.
The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report, including the exhibit hereto, shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits
99.1     Press release of Trio Tech International dated December 2, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 2, 2005

TRIO-TECH INTERNATIONAL
By:	/s/ VICTOR H.M. TING
Victor H. M. Ting
Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Trio Tech International dated December 2, 2005